UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
INVESCO VAN KAMPEN EXCHANGE FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Thank you calling ProxyOnline.com's touch tone Proxy Voting Service. You must be calling from a touch-tone telephone in order to use this system, and already have read the proxy statement and made your voting decisions.
Press 1 if you are calling from a touchtone phone and have your proxy form in front of you.
Let's Begin
Please enter the 12 digit control number, which is labeled as such or located in the box indicated by the arrow on your vote instruction form, followed by the pound sign.
Valid?
I'm Sorry. Your control number is invalid.
Voted Before?
A vote has already been recorded for this control number. If you want to change your vote press 1. If you do not want to change your vote press 2.
If you would like to vote as the board recommends, press 1. To vote on directors and proposals individually, press 2. If you would like to be issued a legal proxy and plan to attend the meeting and vote your shares in person, press 3.
You have chosen to be sent a legal proxy through the mail. To confirm the mailing of this legal proxy, press 1. To cancel your request for a legal proxy, press 2.
Let me confirm.
How was Ballot voted?
You have elected to vote as the board recommends.
For each proposal
How was Proposal voted?
You have voted for proposal 1
You have voted against proposal 1
You have voted to abstain from proposal 1.
If these elections are correct, press 1. To vote again, press 2. To hear your vote again, press 3.
One moment while I log your ballot.
A vote has been recorded for control number: XXXXXXX
If this concludes your business, press 1. If you would like to vote for another proxy election, press 2.
All of your votes have been recorded by the telephone proxy voting service. Do not mail in your proxy card. Keep it as a record of your vote. Thank you for calling. This concludes your transaction. Good-bye.
Proposal Voting
There are 6 proposals to vote on
After you have cast all your votes, you will have a chance to review them.
We are ready to accept your vote for proposal 01
For each proposal
If you are voting FOR this proposal, press 1. If you are voting against this proposal, press 2. If you wish to abstain, press 3.
Valid?
Sorry, your input was invalid
For
Abstain
Against
You have completed proposal voting.

Good (morning, afternoon, evening,) my name is (Full Name).
May I please speak with Mr./Mrs. (full name)?
(RE-GREET IF NECESSARY)
I am calling on behalf of a current investment with Invesco Van Kampen Exchange Fund. I wanted to confirm that you have received the proxy material for the annual meeting scheduled for Friday, June 17th. Have you received the information?
(Pause For Response)
If “Yes” or positive response:
If you’re not able to attend the meeting, I can record your voting instructions by phone.
Your Board of Managing General Partners is recommending a vote in favor.
If “No” or negative response:
I would be happy to review the meeting agenda and record your vote by phone.
However, the Board of Managing General Partners is recommending a vote in favor.
Would you like to vote along with the Board’s Recommendation? (Pause For Response)
Would you like to vote all of your accounts with Invesco Van Kampen Exchange Fund accordingly?
(Pause For Response)
*Confirmation — I am recording your (in favor/against/abstain) vote.
     For confirmation purposes:
☐ Please state your full name. (pause for response)
☐ According to our records, you reside in (city, state, zip code). (pause)
☐ To ensure that we have the correct address for the written confirmation, please state your street address. (pause for response)
Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (insert appropriate closing).